EX 99.28(g)(2)(vii)
J.P.Morgan

ADDENDUM TO MASTER GLOBAL CUSTODY AGREEMENT

The undersigneds, as listed on Schedule A, each hereby requests an addendum to the Master Global Custody Agreement, dated June 16, 2011, as amended (the “Custody Agreement”), to reflect the removal of JNL/AllianceBernstein Dynamic Asset Allocation Fund Ltd. and JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd. as Customers under the Custody Agreement (as such term is defined therein), effective June 19, 2015, in conjunction with the securities custody services of JPMorgan Chase Bank, N.A., and by its signature below, agrees to the terms and conditions of the Custody Agreement as a Customer (as such term is defined therein), that certain Settled Securities Class Action Services Addendum,  and that certain International Proxy Voting Addendum, each dated June 16, 2011, by and among JPMorgan Chase Bank, N.A. and certain affiliated companies of the undersigned. By their signature below, each party hereby agrees to replace Schedule A of the Custody Agreement with Schedule A attached hereto, effective as of June 19, 2015.

JNL/BlackRock Global Allocation Fund Ltd.

JNL/AQR Managed Futures Strategy Fund Ltd.

JNL ASF, LLC

JNL ASF II (SBP), LLC

JNL/BlackRock Commodity Securities Strategy Fund Ltd.

JNL/Ivy Asset Strategy Fund Ltd.

JNL/AQR Risk Parity Fund Ltd.

JNL/Van Eck International Gold Fund Ltd.

By:	/s/ Kelly L. Crosser
Name: Kelly L. Crosser Title: Assistant Secretary Date: June 19, 2015

Acknowledged and agreed:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Anna Maria Call Minniti
Name: Anna Maria Call Minniti Title: Vice President Date: 6/29/2015

Addendum to Master Global Custody Agreement

J.P.Morgan

Each entity listed on Schedule A to the Custody Agreement

By:	/s/ Kelly L. Crosser
Name: Kelly L. Crosser Title: Assistant Secretary Date: June 19, 2015

Addendum to Master Global Custody Agreement

J.P.Morgan

SCHEDULE A

List of Accounts

JNL/BlackRock Global Allocation Fund Ltd.

JNL/AQR Managed Futures Strategy Fund Ltd.

JNL ASF, LLC

JNL ASF II (SBP), LLC

JNL/BlackRock Commodity Securities Strategy Fund Ltd.

JNL/Ivy Asset Strategy Fund Ltd.

JNL/AQR Risk Parity Fund Ltd. (formerly, Curian/AQR Risk Parity Fund Ltd.)

JNL/Van Eck International Gold Fund Ltd. (formerly, Curian/Van Eck International Gold Fund Ltd.)

Addendum to Master Global Custody Agreement